Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on May 9, 2019

Registration No.: 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRUPO TELEVISA, S.A.B.
(Exact name of Registrant as specified in its charter)

N/A
(Translation of Registrant's name into English)

United Mexican States (State or other jurisdiction of incorporation or organization)	4833 (Primary Standard Industrial Classification Code Number)	None (IRS Employer Identification No.)

Av. Vasco de Quiroga No. 2000
Colonia Santa Fe
01210 Mexico City
Mexico
(011-52) (55) 5261-2000
(Address and telephone number of Registrant's principal executive offices)

Donald J. Puglisi
Puglisi and Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address and telephone number of agent for service)

Copies to:
Kenneth Rosh Joshua Wechsler Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000	Luis Alejandro Bustos Olivares Grupo Televisa, S.A.B Av. Vasco de Quiroga No. 2000 Colonia Santa Fe 01210 Mexico City Mexico (011-52) (55) 5261-2000

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

           If only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

           If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933:

Emerging Growth Company ☐

           If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Senior Debt Securities		(1)

(1)
The Registrant is registering an indeterminate amount of securities for offer and sale from time to time at indeterminate offering prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee relating to the registration of securities.

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

Grupo Televisa, S.A.B.

Senior Debt Securities

        By this prospectus, we may from time to time offer senior debt securities. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When we offer securities, the specific terms of the securities, including the offering price, and any specific manner in which they may be offered, will be described in supplements to this prospectus.

        You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before you invest.

        You should carefully review "Risk Factors" beginning on page 6 of this prospectus.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        THIS PROSPECTUS IS SOLELY OUR RESPONSIBILITY AND HAS NOT BEEN REVIEWED OR AUTHORIZED BY THE COMISIÓN NACIONAL BANCARIA Y DE VALORES, OR THE CNBV. THE TERMS AND CONDITIONS OF ANY OFFER OF SECURITIES WILL BE NOTIFIED TO THE CNBV FOR INFORMATIONAL PURPOSES ONLY AND SUCH NOTICE DOES NOT CONSTITUTE A CERTIFICATION AS TO THE INVESTMENT VALUE OF THE SECURITIES OR OUR SOLVENCY. THE SECURITIES MAY NOT BE PUBLICLY OFFERED OR SOLD IN MEXICO, EXCEPT THAT THE NOTES MAY BE SOLD TO MEXICAN INSTITUTIONAL AND QUALIFIED INVESTORS PURSUANT TO THE PRIVATE PLACEMENT EXEMPTION SET FORTH IN ARTICLE 8 OF THE LEY DEL MERCADO DE VALORES, OR MEXICAN SECURITIES MARKET LAW. IN MAKING AN INVESTMENT DECISION, ALL INVESTORS, INCLUDING ANY MEXICAN CITIZEN WHO MAY ACQUIRE DEBT SECURITIES FROM TIME TO TIME, MUST RELY ON THEIR OWN EXAMINATION OF US.

The date of this prospectus is May 9, 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell senior debt securities in one or more offerings.

        Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities offered, including the specific amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus.

        You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described below under the headings "Where You Can Find More Information" and "Incorporation by Reference".

        In this prospectus, "we", "us", "our" or "Company" refer to Grupo Televisa, S.A.B. and, where the context requires, its consolidated entities. "Group" refers to Grupo Televisa, S.A.B. and its consolidated entities. Unless otherwise specified, references to "Ps." or "Pesos" in this prospectus are to Mexican Pesos, the legal currency of Mexico; and references to "Dollars," "U.S. Dollars," "$," or "U.S.$" are to United States dollars, the legal currency of the United States.

        This prospectus contains translations of certain Peso amounts into U.S. Dollars at specified rates solely for the convenience of the reader. The exchange rate translations contained in this prospectus should not be construed as representations that the Peso amounts actually represent the U.S. Dollar amounts presented or that they could be converted into U.S. Dollars at the rate indicated, or at all. Unless otherwise indicated, the exchange rate used in translating Pesos into U.S. Dollars in calculating the convenience translations included herein is determined by reference to the interbank free market exchange rate, or the Interbank Rate, as reported by Banco Nacional de México, S.A., or Banamex, as of March 31, 2019, which was Ps.19.4250 per U.S. Dollar.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form F-3 under the U.S. Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, including amendments, does not contain all the information included in the registration statement. This prospectus is based on information provided by us and other sources that we believe to be reliable. This prospectus summarizes certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus. This prospectus incorporates by reference important business and financial information about us which is not included in or delivered with this prospectus. You can obtain documents containing this information through us by contacting us at the address and telephone number set forth below under "Incorporation by Reference".

        We are subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file and furnish reports and other information with the SEC. Any materials we file or furnish electronically will be available to the public over the Internet at the SEC's website at www.sec.gov. We maintain a website at http://www.televisair.com/en and make all of our annual, quarterly and current reports and other publicly filed information available, free of charge, on or through our website. The information contained on our website is not incorporated by reference herein.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information contained in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC, to the extent that we identify such information as being incorporated by reference into this prospectus, will automatically update and, where applicable, supersede this information. Information set forth in this prospectus or any prospectus supplement updates and, where applicable, supersedes any previously filed information that is incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following information and documents:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2018, as filed with the SEC on April 30, 2019, which we refer to in this prospectus as the "2018 Form 20-F";

  •
  our Form 6-K that we furnished to the SEC on May 6, 2019, which contains our unaudited condensed consolidated financial statements as of March 31, 2019 and for the three month periods ended March 31, 2019 and 2018, and a related discussion of our financial results;

  •
  any future annual reports on Form 20-F that we file with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus that are identified in such reports as being incorporated by reference into this prospectus.

        You may request a copy of these filings, at no cost, by writing or calling us at the following address and phone number:

Investor Relations
Grupo Televisa, S.A.B.
Avenida Vasco de Quiroga, No. 2000
Colonia Santa Fe, 01210
México City, México
(52)(55) 5261-2000

        You should rely only on the information included or incorporated by reference in this prospectus and in the applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference herein or therein is accurate as of any date other than that on the front cover of the applicable document.

ENFORCEABILITY OF CIVIL LIABILITIES

        Substantially all of our directors, executive officers and controlling persons reside outside of the United States, all or a significant portion of the assets of our directors, executive officers and controlling persons, and substantially all of our assets, are located outside of the United States and some of the experts named in this prospectus also reside outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Mexican counsel, Mijares, Angoitia, Cortés y Fuentes, S.C., that there is doubt as to the enforceability, in original actions in Mexican courts, of liabilities predicated solely on U.S. federal securities laws and as to the enforceability in Mexican courts of judgments of U.S. courts obtained in actions predicated upon the civil liability provisions of U.S. federal securities laws. See "Risk Factors—Risk Factors Related to the Senior Debt Securities—It May Be Difficult to Enforce Civil Liabilities Against Us or Our Directors, Executive Officers and Controlling Persons".

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements. In addition, we may from time to time make forward-looking statements in reports to the SEC on Form 6-K, in annual reports to stockholders, in prospectuses, press releases and other written materials and in oral statements made by our officers, directors or employees to analysts, institutional investors, representatives of the media and others. Words such as "believe", "anticipate", "plan", "expect", "intend", "seek", "potential", "target", "estimate", "project", "predict", "forecast", "guideline", "may", "should", "could", "will" and similar words and expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying these statements. Examples of these forward-looking statements include, but are not limited to:

  •
  estimates and projections of financial results, cash flows, capital expenditures, dividends, capital structure, financial position or other financial items or ratios;

  •
  statements of our plans, objectives or goals, including those relating to anticipated trends, competition, regulation and rates;

  •
  statements concerning our current and future plans regarding our online and wireless content division, Televisa Digital;

  •
  statements concerning our current and future plans regarding our investment in Grupo de Telecomunicaciones de Alta Capacidad, S.A.P.I. de C.V., or GTAC;

  •
  statements concerning our current and future plans regarding our gaming business;

  •
  statements concerning our future plans, including capital expenditures, regarding the pay-TV, broadband and/or telephony services provided by our subsidiaries;

  •
  statements concerning our transactions with Univision and our current and future plans regarding our investment in common stock and the warrants exercisable for common stock of UHI, the parent company of Univision;

  •
  statements concerning our current and future plans regarding our investment in Tenedora Ares, S.A.P.I. de C.V., or Ares;

  •
  statements concerning our current and future plans, including capital expenditures, regarding our investment in Innova and our transactions and relationship with DIRECTV;

  •
  statements concerning our transactions with NBC Universal's Telemundo Communications Group, or Telemundo;

  •
  statements about our future economic performance or statements concerning general economic, political or social conditions in Mexico or other countries in which we operate or have investments; and

  •
  statements or assumptions underlying these statements.

        We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. We caution you that a number of important factors, including those discussed under "Risk Factors" in this prospectus and any prospectus supplement and in "Item 3—Key Information—Risk Factors" in the 2018 Form 20-F, which is incorporated herein by reference, or similar sections in our future filings or furnishings, could cause actual results to differ materially from those expressed in or implied by these forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include:

  •
  economic and political developments and conditions and government policies in Mexico or elsewhere;

  •
  uncertainty in global financial markets;

  •
  currency fluctuations or the depreciation of the Peso;

  •
  changes in inflation rates;

  •
  changes in interest rates;

  •
  the impact of existing laws and regulations, changes thereto or the imposition of new laws and regulations affecting our businesses, activities and investments;

  •
  the risk that our concessions may not be renewed;

  •
  the risk of loss of transmission or loss of the use of satellite transponders or incidents affecting our network and information systems or other technologies;

  •
  changes in customer demand; and

  •
  effects of competition.

        We caution you that the foregoing list of factors is not exhaustive and that other risks and uncertainties may cause actual results to differ materially from those in forward-looking statements. You should evaluate any statements made by us in light of these important factors and you are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information, future developments or other factors.

 GRUPO TELEVISA, S.A.B.

        We are a leading media company in the Spanish-speaking world, an important cable operator, an operator of a leading direct-to-home satellite pay television system and a broadband provider in Mexico.

        We distribute the content we produce through several broadcast channels in Mexico and in over 50 countries through 26 pay-tv-brands, television networks, cable operators and over-the-top or "OTT" services.

        In the United States, our audiovisual content is distributed through Univision Communications Inc. ("Univision"), the leading media company serving the Hispanic market. Univision broadcasts our audiovisual content through multiple platforms in exchange for a royalty payment. In addition, we have equity and warrants which upon their exercise would represent approximately 36% on a fully-diluted, as-converted basis of the equity capital in Univision Holdings Inc., the controlling company of Univision.

        Our cable business offers integrated services, including video, high-speed data and voice services to residential and commercial customers as well as managed services to domestic and international carriers.

        We own a majority interest in Sky, a leading direct-to-home satellite pay television system and broadband provider in Mexico, operating also in the Dominican Republic and Central America.

        We also have interests in magazine publishing and distribution, radio production and broadcasting, professional sports and live entertainment, feature-film production and distribution, and gaming.

        Grupo Televisa, S.A.B. is a sociedad anónima bursátil, or limited liability stock corporation, which was organized under the laws of Mexico in accordance with the Ley General de Sociedades Mercantiles, or Mexican Companies Law. Grupo Televisa was incorporated under Public Deed Number 30,200, dated December 19, 1990, granted before Notary Public Number 73 of Mexico City, and registered with the Public Registry of Commerce in Mexico City on Commercial Page (folio mercantil) Number 142,164. Pursuant to the terms of our estatutos sociales, or bylaws, our corporate existence continues through 2106. Our principal executive offices are located in Mexico City at Avenida Vasco de Quiroga, No. 2000, Colonia Santa Fe, 01210 Ciudad de México, México. Our telephone number at that address is (52) (55) 5261-2000.

RISK FACTORS

        An investment in our debt securities involves risk. We have set forth risk factors in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus. We have also set forth below certain additional risk factors that relate specifically to securities we may offer using this prospectus. We may include further risk factors in more recent reports on Form 6-K incorporated by reference in this prospectus, or in a prospectus supplement. You should carefully consider all these risk factors in addition to the other information presented or incorporated by reference in this prospectus.

Risk Factors Related to the Senior Debt Securities

         We Have Substantial Indebtedness and May Incur Substantial Additional Indebtedness; Some or All of Our Existing Indebtedness May Mature Prior to the Maturity of the Senior Debt Securities Offered Hereby

        We now have and will continue to have after the issuance of the senior debt securities offered hereby a substantial amount of indebtedness outstanding. At March 31, 2019, we and our subsidiaries had Ps.133,325.0 million (equivalent to U.S.$6,863.6 million) of indebtedness on a consolidated basis and before unamortized finance costs of Ps.1,128.1 million as of that date. In addition, the indenture governing the senior debt securities (the "indenture") does not limit our ability, or the ability of our subsidiaries, to incur additional indebtedness, and we may incur indebtedness in connection with our business, including borrowings to fund investments and acquisitions. Such additional borrowings could materially adversely affect our financial position and results of operations. To the extent our restricted or unrestricted subsidiaries borrow money, whether on a secured or an unsecured basis, that indebtedness will effectively rank senior to the senior debt securities offered hereby, which will not be guaranteed by our subsidiaries. The degree to which we are leveraged may impair our ability to internally fund or obtain financing in the future for working capital, capital expenditures, acquisitions or other general corporate purposes and may limit our flexibility in planning for or reacting to changes in market conditions and industry trends. As a result, we may be more vulnerable in the event of a substantial downturn in general economic conditions in Mexico or other markets in which we participate.

        The indenture permits us to designate existing or new subsidiaries as unrestricted subsidiaries and does not restrict our ability or the ability of our unrestricted subsidiaries to pledge shares of capital stock or assets of our unrestricted subsidiaries. In addition, our ability and our restricted subsidiaries' ability to pledge assets is subject only to the limited restrictions contained in the indenture, and we and our restricted subsidiaries can incur senior secured indebtedness subject only to those limited restrictions. To the extent we pledge shares of capital stock or other assets to secure indebtedness, the indebtedness so secured will effectively rank senior to the senior debt securities offered hereby to the extent of the value of the shares or other assets pledged. The indenture also does not restrict the ability of our unrestricted subsidiaries to pledge shares of capital stock or other assets that they own to secure indebtedness. See "Description of the Senior Debt Securities".

        The indenture does not restrict the ability of the Company to lend its funds to, or otherwise invest in, its subsidiaries, including its unrestricted subsidiaries. If the Company were to lend funds to, or otherwise invest in, its subsidiaries, creditors of such subsidiaries could have a claim on their assets that would be senior to the claims of the Company. See "—We Are a Holding Company With Our Assets Held Primarily by Our Subsidiaries; Creditors of Those Companies Have a Claim on Their Assets That Is Effectively Senior to That of Holders of the Senior Debt Securities".

        Some or all of our outstanding indebtedness may mature prior to the maturity date of the senior debt securities offered hereby. If we cannot generate sufficient cash flow from operations to meet our obligations (including payments on the senior debt securities offered hereby at their maturity), then our indebtedness (including the senior debt securities offered hereby) may have to be refinanced. Any such refinancing may not be effected successfully or on terms that are acceptable to us. In the absence of such refinancings, we could be forced to dispose of assets in order to make up for any shortfall in the payments due on our indebtedness, including interest and principal payments due on the senior debt securities offered hereby, under circumstances that might not be favorable to realizing the best price for such assets. Further, any assets may not be sold quickly enough, or for amounts sufficient, to enable us to make any such payments. If we are unable to sell sufficient assets to repay this debt we could be forced to issue equity securities to make up any shortfall. Any such equity issuance would be subject to the approval of Emilio Azcárraga Jean who has the voting power to prevent us from raising money in equity offerings. In addition, the terms of our bank loans require us to maintain compliance with certain financial covenants. See "Item 5—Operating and Financial Review and Prospects—Results of Operations—Liquidity, Foreign Exchange and Capital Resources—Indebtedness" included in the 2018 Form 20-F or similar sections in our future filings. If we cannot maintain such compliance, this indebtedness could be accelerated.

         We Are a Holding Company With Our Assets Held Primarily by Our Subsidiaries; Creditors of Those Companies Have a Claim on Their Assets That Is Effectively Senior to That of Holders of the Senior Debt Securities

        We are a holding company with no significant operating assets other than through our ownership of shares of our subsidiaries. We receive substantially all of our operating income from our subsidiaries. The Company is the only company obligated to make payments under the senior debt securities offered hereby. Our subsidiaries are separate and distinct legal entities and they will have no obligation, contingent or otherwise, to pay any amounts due under the senior debt securities offered hereby or to make any funds available for any of those payments. The senior debt securities offered hereby will be senior unsecured obligations of the Company ranking pari passu with other unsubordinated and unsecured obligations of the Company. Claims of creditors of our subsidiaries, including trade creditors and banks and other lenders, will effectively have priority over the holders of the senior debt securities offered hereby with respect to the assets of our subsidiaries. In addition, our ability to meet our financial obligations, including obligations under the senior debt securities offered hereby, will depend in significant part on our receipt of cash dividends, advances and other payments from our subsidiaries. In general, Mexican corporations may pay dividends only out of net income, which is approved by stockholders. The stockholders must then also approve the actual dividend payment after we establish mandatory legal reserves (5% of net income annually up to at least an amount equal to 20% of the paid-in capital) and satisfy losses for prior fiscal years. The ability of our subsidiaries to pay such dividends or make such distributions will be subject to, among other things, applicable laws and, under certain circumstances, restrictions contained in agreements or debt instruments to which we, or any of our subsidiaries, are parties. In addition, third parties own substantial interests in certain of our other businesses such as Empresas Cablevisión, S.A.B. de C.V. and Innova. Accordingly, we must share with minority stockholders any dividends paid by these businesses.

        Claims of creditors of our subsidiaries, including trade creditors, will generally have priority as to the assets and cash flows of those subsidiaries over any claims we and the holders of the senior debt securities offered hereby may have. For a description of our outstanding debt, see "Item 5—Operating and Financial Review and Prospects—Results of Operations—Liquidity, Foreign Exchange and Capital Resources—Indebtedness" included in the 2018 Form 20-F or similar sections in our future filings.

        In addition, creditors of the Company, including holders of the senior debt securities offered hereby, will be limited in their ability to participate in distributions of assets of our subsidiaries to the extent that the outstanding shares of any of our subsidiaries are either pledged as collateral to our other creditors or are not owned by us. As of the date of this prospectus, minority interests in several of our subsidiaries are held by third parties. See "Item 5—Operating and Financial Review and Prospects—Results of Operations—Liquidity, Foreign Exchange and Capital Resources—Indebtedness" and "—Net Income Attributable to Non-controlling Interests" included in the 2018 Form 20-F. At March 31, 2019, our subsidiaries had Ps.62,159.8 million (equivalent to U.S.$3,200.0 million) of liabilities (excluding liabilities to us and excluding guarantees by subsidiaries of our indebtedness), U.S.$874.7 million of which was U.S. Dollar-denominated. These liabilities include Ps.17,540.2 million (equivalent to U.S.$903.0 million) of indebtedness, U.S.$270.4 million of which was U.S. Dollar-denominated indebtedness (equivalent to Ps.5,252.7 million). All of these liabilities would effectively have ranked senior to the senior debt securities offered hereby. The indenture does not limit the amount of indebtedness which can be incurred by us or by our restricted or unrestricted subsidiaries.

         Judgments of Mexican Courts Enforcing Our Obligations in Respect of the Senior Debt Securities Would Be Paid Only in Pesos

        Under the Ley Monetaria, or the Mexican Monetary Law, in the event that any proceedings are brought in Mexico seeking performance of our obligations under the senior debt securities offered hereby, pursuant to a judgment or on the basis of an original action, we may discharge our obligations denominated in any currency other than Pesos by paying Pesos converted at the rate of exchange prevailing on the date payment is made. This rate is currently determined by the Mexican Central Bank every business day in Mexico and published the next business day in the Diario Oficial de la Federación, or the Official Gazette of the Federation, for application the following business day. As a result, if any senior debt securities offered hereby are denominated in a currency other than Pesos but are paid by us in Pesos to holders thereof, the amount received may not be sufficient to cover the amount of U.S. Dollars (or other currency, as applicable) that the holder of the senior debt security would have received under the terms of the senior debt securities. In addition, our obligation to indemnify against exchange losses may be unenforceable in Mexico.

        In addition, in the case of our bankruptcy or concurso mercantil, or judicial reorganization, our foreign currency-denominated liabilities, including our liabilities under any senior debt securities offered hereby denominated in a currency other than Pesos, will be converted into Pesos at the rate of exchange applicable on the date on which the declaration of bankruptcy or judicial reorganization is effective, and the resulting amount, in turn, will be converted to UDIs (a unit that is adjusted to the inflation rate officially recognized by Banco de México), or inflation-indexed units. Our foreign currency-denominated liabilities, including our liabilities under any senior debt securities denominated in a currency other than Pesos, will not be adjusted to take into account any depreciation of the Peso as compared to the U.S. Dollar (or other currency, as applicable) occurring after the declaration of bankruptcy or judicial reorganization. Also, all obligations under the senior debt securities will cease to accrue interest from the date of the bankruptcy or judicial reorganization declaration, will be satisfied only at the time those of our other creditors are satisfied and will be subject to the outcome of, and amounts recognized as due in respect of, the relevant bankruptcy or judicial reorganization proceeding.

         We May Not Have Sufficient Funds to Meet Our Obligation Under the Indenture to Repurchase the Senior Debt Securities Upon a Change of Control

        Upon the occurrence of a change of control, we will be required to offer to repurchase each holder's senior debt securities at a price of 101% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase. The terms of some or all of our other indebtedness, including additional indebtedness we may incur in the future, may contain similar requirements. We may not have the financial resources necessary to meet our obligations in respect of our indebtedness, including the required repurchase of senior debt securities offered hereby, following a change of control. We also may be restricted under the terms of other indebtedness from making such repurchase. If an offer to repurchase the senior debt securities offered hereby is required to be made and we do not have available sufficient funds to repurchase the senior debt securities, an event of default would occur under the indenture. The occurrence of an event of default will result in acceleration of the maturity of the senior debt securities offered hereby and other indebtedness. See "Description of the Senior Debt Securities".

         It May Be Difficult to Enforce Civil Liabilities Against Us or Our Directors, Executive Officers and Controlling Persons

        We are a publicly traded corporation (sociedad anónima bursátil) organized under the laws of Mexico. Substantially all of our directors, executive officers and controlling persons reside outside the United States, all or a significant portion of the assets of our directors, executive officers and controlling persons, and substantially all of our assets, are located outside of the United States, and some of the parties named in this prospectus also reside outside of the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Mexican counsel, Mijares, Angoitia, Cortés y Fuentes, S.C., that there is doubt as to the enforceability, in original actions in Mexican courts, of liabilities predicated solely on U.S. federal securities laws and as to the enforceability in Mexican courts of judgments of U.S. courts obtained in actions predicated upon the civil liability provisions of U.S. federal securities laws. In the past, Mexican courts have enforced judgments rendered in the U.S. by virtue of the legal principles of reciprocity and comity, consisting of the review in Mexico of the U.S. judgment in order to ascertain whether Mexican legal principles of due process and public policy (orden público) have been complied with, without reviewing the merits of the subject matter of the case. See "Enforceability of Civil Liabilities".

         There May Not Be a Liquid Trading Market for the Senior Debt Securities, Which Could Limit Your Ability to Sell Your Senior Debt Securities in the Future

        The senior debt securities offered hereby will constitute one or more new issues of securities for which, prior to an offering of the applicable series of senior debt securities, there has been no public market, and the senior debt securities may not be widely distributed. Accordingly, an active trading market for any series of the senior debt securities may not develop. If a market for any series of the senior debt securities offered hereby does develop, the price of such senior debt securities may fluctuate and liquidity may be limited. If a market for any series of the senior debt securities offered hereby does not develop, purchasers may not be able to resell such senior debt securities for an extended period of time, if at all.

         Changes in our Credit Ratings May Adversely Affect Your Investment in the Senior Debt Securities.

        We currently expect that, prior to issuance, the notes offered hereby will be rated by one or more ratings agencies. The ratings of credit rating agencies assigned to the notes are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market prices or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such ratings may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency's judgment, circumstances so warrant, including as a result of increases in our leverage, any decline in our operating results or perceptions of the Broadcast and/or the Telecommunications sectors in which we operate. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the notes offered hereby and increase our corporate borrowing costs.

 USE OF PROCEEDS

        Unless indicated otherwise in any applicable prospectus supplement, we expect to use the net proceeds from the sale of the senior debt securities offered hereby for general corporate purposes. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus and any prospectus supplement may be set forth in the applicable prospectus supplement relating to a particular offering.

DESCRIPTION OF THE SENIOR DEBT SECURITIES

        We may issue senior debt securities from time to time in one or more distinct series. The debt securities will be issued under an indenture, dated as of August 8, 2000, which we refer to as the base indenture, between the Company, as issuer, and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, as amended and supplemented from time to time. The aggregate principal amount of debt securities that may be authenticated and delivered under the base indenture is unlimited. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the debt securities, the base indenture and any supplemental indentures are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities, the base indenture and such supplemental indentures. The base indenture is filed as an exhibit to the registration statement of which this prospectus forms part.

        Unless otherwise specified in a prospectus supplement, the debt securities will be senior unsecured obligations of Grupo Televisa, S.A.B., and will not be guaranteed by any of our subsidiaries. The debt securities will rank equally with any of our other senior and unsubordinated debt.

        The applicable prospectus supplement will set forth the terms of each series of debt securities, including, if applicable:

  •
  the title of such debt securities and the series in which such debt securities shall be included;

  •
  any limit upon the aggregate principal amount of debt securities of such title or such series which may be authenticated and delivered under the base indenture;

  •
  if such debt securities are to be issuable as registered securities, bearer securities or both, and whether the bearer securities are to be issuable with coupons, without coupons or both, and any restrictions applicable to the offer, sale or delivery of the bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;

  •
  if any of such debt securities are to be issuable in global form, when any of such debt securities are to be issuable in global form and (i) whether such debt securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such global security may exchange such interests for securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, and (iii) the name of the depository with respect to any global security;

  •
  if any of such debt securities are to be issuable as bearer securities or in global form, the date as of which any such bearer security or global security shall be dated (if other than the date of original issuance of the first of such debt securities to be issued);

  •
  if any of such debt securities are to be issuable as bearer securities, whether interest in respect of any portion of a temporary bearer security in global form payable in respect of an interest payment date therefor prior to the exchange, if any, of such temporary bearer security for definitive securities shall be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date;

  •
  the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal and premium, if any, of such debt securities is payable;

  •
  the rate or rates at which such debt securities shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall accrue or the method or methods, if any, by which such date or dates are to be determined, the interest payment dates, if any, on which such interest shall be payable and the regular record date, if any, for the interest payable on registered securities on any interest payment date, whether and under what circumstances additional amounts on such debt securities or any of them shall be payable, the notice, if any, to holders regarding the determination of interest on a floating rate debt security and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

  •
  if in addition to or other than the Borough of Manhattan, The City of New York, the place or places where the principal of, any premium and interest on or any additional amounts with respect to such debt securities shall be payable, any of such debt securities that are registered securities may be surrendered for registration of transfer or exchange, any of such debt securities may be surrendered for conversion or exchange and notices or demands to or upon us in respect of such debt securities and the base indenture may be served, the extent to which, or the manner in which, any interest payment or additional amounts on a global security on an interest payment date, will be paid and the manner in which any principal of or premium, if any, on any global security will be paid;

  •
  whether any of such debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such securities may be redeemed, in whole or in part, at our option,

  •
  whether we are obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such securities so redeemed or purchased;

  •
  the denominations in which any of such debt securities that are registered securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any of such debt securities that are bearer securities shall be issuable if other than the denomination of $5,000;

  •
  whether the debt securities of such series will be convertible into shares of our common stock and/or exchangeable for other securities, cash or other property, and if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, and any other provisions permitting or facilitating the issuance of such convertible or exchangeable debt securities or the administration thereof;

  •
  if other than the principal amount thereof, the portion of the principal amount of any of such debt securities that shall be payable upon declaration of acceleration of the maturity thereof or the method by which such portion is to be determined;

  •
  if other than U.S. dollars, the foreign currency in which payment of the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities shall be payable;

  •
  if the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities are to be payable, at our election or the election of a holder thereof or otherwise, in U.S. dollars or in a foreign currency other than that in which such debt securities are stated to be payable, the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are stated to be payable and the currency in which such debt securities or any of them are to be paid pursuant to such election, and any other terms providing for or facilitating the issuance of debt securities denominated or payable, at our election or the election of a holder thereof or otherwise, in a foreign currency;

  •
  whether the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or be payable;

  •
  any events of default or covenants of the Company with respect to any of such debt securities;

  •
  any provisions relating to covenant defeasance and, if the debt securities of such series are subject to repurchase or repayment at the option of the holders thereof, whether our obligation to repurchase or repay such debt securities will be subject to defeasance or covenant defeasance, and any provisions relating to satisfaction and discharge in respect of the debt securities of such series;

  •
  whether any of such debt securities are to be issuable upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered;

  •
  if any of such debt securities are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

  •
  if there is more than one trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such debt securities; and

  •
  any other terms of such debt securities.

        We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

        This prospectus is part of a registration statement that provides that we may issue senior debt securities from time to time in one or more series under the base indenture, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the base indenture.

 PLAN OF DISTRIBUTION

General

        We may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.

        A prospectus supplement relating to a particular offering of securities may include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the purchase price of the securities;

  •
  the net proceeds to us from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  other information related to the distribution of the securities.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriting Compensation

        We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from us or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

        If we use an underwriter or underwriters in the sale of particular securities, we will execute an underwriting agreement with those underwriters at the time of sale of those securities. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

        Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from us and any profit that they receive on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from us.

Indemnification

        We may enter agreements under which underwriters and agents who participate in the distribution of securities may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions

        Various of the underwriters who participate in the distribution of securities, and their affiliates, may perform various commercial banking, investment banking and other services for us from time to time.

Delayed Delivery Contracts

        We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Price Stabilization and Short Positions

        If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

        We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

 VALIDITY OF NOTES

        In connection with particular offerings of the securities, and if stated in the applicable prospectus supplement, some legal matters relating to the validity of the securities will be passed upon by Mijares, Angoitia, Cortés y Fuentes, S.C., Mexico City, Mexico and Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York, our Mexican and U.S. counsel, respectively. With respect to matters of Mexican law, Fried, Frank, Harris, Shriver & Jacobson LLP may rely upon the opinion of Mijares, Angoitia, Cortés y Fuentes, S.C.

        Ricardo Maldonado Yáñez, Secretary of the Board of Directors of the Company and Secretary of the Executive Committee of the Board of Directors of the Company, is an active partner of Mijares, Angoitia, Cortés y Fuentes, S.C.

EXPERTS

        The consolidated financial statements of Grupo Televisa, S.A.B. as of December 31, 2018 and for the year ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Cárdenas Dosal, S.C., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements as of December 31, 2017 and for the two years then ended, incorporated in this prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2018, have been so incorporated in reliance of the report of PricewaterhouseCoopers, S.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.    Indemnification of Directors and Officers.

        Under Mexican law, when an officer or director of a corporation acts within the scope of his authority, the corporation will answer for any resulting liabilities or expenses. In addition, the Registrant's stockholders have expressly resolved that the Registrant will indemnify and hold harmless each director or officer of the Registrant against liabilities incurred in connection with the distribution of the securities registered under this registration statement on Form F-3, as amended. The Registrant has also entered into indemnification agreements with certain of its officers and directors. Such indemnification agreements provide for the Registrant to indemnify and advance expenses to any officer and/or director a party thereto to the fullest extent permitted by applicable law. The Registrant also carries liability insurance which covers its directors and officers against liabilities incurred by them in their capacity as directors and officers, subject to limitations and conditions set forth in the insurance policies.

Item 9.    Exhibits.

Exhibit Number			Description
1.1	*	—	Form of Underwriting Agreement.
4.1		—
Indenture relating to Senior Debt Securities, dated as of August 8, 2000, between the Registrant, as Issuer, and The Bank of New York, as Trustee, as amended or supplemented from time to time (previously filed with the Securities and Exchange Commission as Exhibit 4.1 to the Registrant's Registration Statement on Form F-4 (File number 333-12738), as amended (the "2000 Form F-4"), and incorporated herein by reference).
4.2		—
Fourth Supplemental Indenture relating to the 8.5% Senior Notes due 2032, dated as of March 11, 2002, among the Registrant, as Issuer, and The Bank of New York and Dexia Banque Internationale à Luxembourg (previously filed with the Securities and Exchange Commission as Exhibit 4.5 to the Registrant's Registration Statement on Form F-4 (File number 333-90342) (the "2002 Form F-4") and incorporated herein by reference).
4.3		—
Sixth Supplemental Indenture relating to the 8.5% Senior Exchange Notes due 2032, dated as of July 31, 2002, among the Registrant, as Issuer, and The Bank of New York and Dexia Banque Internationale à Luxembourg (previously filed with the Securities and Exchange Commission as Exhibit 4.7 to the 2002 Form F-4 and incorporated herein by reference).
4.4		—
Seventh Supplemental Indenture relating to the 6 5/8% Senior Notes due 2025, dated as of March 18, 2005, among the Registrant, as Issuer, and The Bank of New York and Dexia Banque Internationale à Luxembourg (previously filed with the Securities and Exchange Commission as Exhibit 2.8 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2004 (the "2004 Form 20-F") and incorporated herein by reference).
4.5		—
Eighth Supplemental Indenture relating to the 6 5/8% Senior Notes due 2025, dated as of May 26, 2005, among the Registrant, as Issuer, and The Bank of New York and Dexia Banque Internationale à Luxembourg (previously filed with the Securities and Exchange Commission as Exhibit 2.9 to the 2004 Form 20-F and incorporated herein by reference).

Exhibit Number		Description
4.6	—	Ninth Supplemental Indenture relating to the 6 5/8% Senior Notes due 2025, dated as of September 6, 2005, among the Registrant, as Issuer, The Bank of New York and Dexia Banque Internationale à Luxembourg (previously filed with the Securities and Exchange Commission as Exhibit 2.8 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2005 and incorporated herein by reference).
4.7	—
Tenth Supplemental Indenture related to the 8.49% Senior Notes due 2037, dated as of May 9, 2007, among the Registrant, as Issuer, The Bank of New York and The Bank of New York (Luxembourg) S.A. (previously filed with the Securities and Exchange Commission as Exhibit 2.9 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2006 and incorporated herein by reference).
4.8	—
Eleventh Supplemental Indenture relating to the 8.49% Senior Exchange Notes due 2037, dated as of August 24, 2007, among the Registrant, as Issuer, The Bank of New York and The Bank of New York (Luxembourg) S.A. (previously filed with the Securities and Exchange Commission as Exhibit 4.12 to the Registrant's Registration Statement on Form F-4 (File number 333-144460), as amended, and incorporated herein by reference).
4.9	—
Fourteenth Supplemental Indenture relating to the 6.625% Senior Notes due 2040, dated as of November 30, 2009, among the Registrant, as Issuer, The Bank of New York Mellon and The Bank of New York (Luxembourg) S.A. (previously filed with the Securities and Exchange Commission as Exhibit 4.15 to the Registrant's Registration Statement on Form F-4 (File number 333-164595), as amended, and incorporated herein by reference).
4.10	—
Fifteenth Supplemental Indenture relating to the 6.625% Senior Exchange Notes due 2040, dated as of March 22, 2010, among the Registrant, as Issuer, The Bank of New York Mellon and The Bank of New York (Luxembourg) S.A. (previously filed with the Securities and Exchange Commission as Exhibit 2.15 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2009 and incorporated herein by reference).
4.11	—
Sixteenth Supplemental Indenture relating to the 7.25% Peso Denominated Senior Notes due 2043, dated as of May 14, 2013, among the Registrant, as Issuer, The Bank of New York Mellon, as Trustee, Registrar, Paying Agent and Transfer Agent, the Bank of New York Mellon, London Branch, as London Paying Agent and the Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent (previously filed with the Securities and Exchange Commission as Exhibit 4.1 to the Registrant's Form 6-K filed on May 14, 2013 and incorporated herein by reference).
4.12	—
Seventeenth Supplemental Indenture relating to the 5.000% Senior Notes due 2045, dated as of May 13, 2014, among the Registrant, as Issuer, The Bank of New York Mellon, as Trustee, Registrar, Paying Agent and Transfer Agent and the Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent (previously filed with the Securities and Exchange Commission as Exhibit 4.1 to the Registrant's Form 6-K filed on May 13, 2014 and incorporated herein by reference).

Exhibit Number			Description
4.13		—	Eighteenth Supplemental Indenture relating to the 4.625% Senior Notes due 2026, dated as of November 24, 2015, among the Registrant, as Issuer, The Bank of New York Mellon, as Trustee, Registrar, Paying Agent and Transfer Agent and the Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent (previously filed with the Securities and Exchange Commission as Exhibit 4.1 to the Registrant's Form 6-K filed on November 24, 2015 and incorporated herein by reference).
4.14		—
Nineteenth Supplemental Indenture relating to the 6.125% Senior Notes due 2046, dated as of November 24, 2015 among the Registrant, as Issuer, The Bank of New York Mellon, as Trustee, Registrar, Paying Agent and Transfer Agent and the Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent (previously filed with the Securities and Exchange Commission as Exhibit 4.2 to the Registrant's Form 6-K filed on November 24, 2015 and incorporated herein by reference).
4.15	*	—	Form of Senior Debt Securities.
5.1		—	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.
5.2		—	Opinion of Mijares, Angoitia, Cortés y Fuentes, S.C.
23.1		—	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included as part of its opinion filed as Exhibit 5.1).
23.2		—	Consent of Mijares, Angoitia, Cortés y Fuentes, S.C. (included as part of its opinion filed as Exhibit 5.2).
23.3		—	Consent of PricewaterhouseCoopers, S.C.
23.4		—	Consent of KPMG Cárdenas Dosal, S.C.
24.1		—	Powers of attorney (included on the signature pages to this registration statement).
25.1		—	Statement of Eligibility of The Bank of New York Mellon, as Trustee on Form T-1 with respect to the Indenture dated August 8, 2000.

*
To be filed, if necessary, by amendment or as an exhibit to a report on Form 6-K and incorporated by reference herein.

Item 10.    Undertakings.

        The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

  (5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  each prospectus filed by the Registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (6)
  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

  (iii)
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

  (iv)
  any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number			Description
1.1	*	—	Form of Underwriting Agreement.

4.1		—	Indenture relating to Senior Debt Securities, dated as of August 8, 2000, between the Registrant, as Issuer, and The Bank of New York, as Trustee, as amended or supplemented from time to time (previously filed with the Securities and Exchange Commission as Exhibit 4.1 to the Registrant's Registration Statement on Form F-4 (File number 333-12738), as amended (the "2000 Form F-4"), and incorporated herein by reference).

4.2		—	Fourth Supplemental Indenture relating to the 8.5% Senior Notes due 2032, dated as of March 11, 2002, among the Registrant, as Issuer, and The Bank of New York and Dexia Banque Internationale à Luxembourg (previously filed with the Securities and Exchange Commission as Exhibit 4.5 to the Registrant's Registration Statement on Form F-4 (File number 333-90342) (the "2002 Form F-4") and incorporated herein by reference).

4.3		—	Sixth Supplemental Indenture relating to the 8.5% Senior Exchange Notes due 2032, dated as of July 31, 2002, among the Registrant, as Issuer, and The Bank of New York and Dexia Banque Internationale à Luxembourg (previously filed with the Securities and Exchange Commission as Exhibit 4.7 to the 2002 Form F-4 and incorporated herein by reference).

4.4		—	Seventh Supplemental Indenture relating to the 6 5/8% Senior Notes due 2025, dated as of March 18, 2005, among the Registrant, as Issuer, and The Bank of New York and Dexia Banque Internationale à Luxembourg (previously filed with the Securities and Exchange Commission as Exhibit 2.8 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2004 (the "2004 Form 20-F") and incorporated herein by reference).

4.5		—	Eighth Supplemental Indenture relating to the 6 5/8% Senior Notes due 2025, dated as of May 26, 2005, among the Registrant, as Issuer, and The Bank of New York and Dexia Banque Internationale à Luxembourg (previously filed with the Securities and Exchange Commission as Exhibit 2.9 to the 2004 Form 20-F and incorporated herein by reference).

4.6		—	Ninth Supplemental Indenture relating to the 6 5/8% Senior Notes due 2025, dated as of September 6, 2005, among the Registrant, as Issuer, The Bank of New York and Dexia Banque Internationale à Luxembourg (previously filed with the Securities and Exchange Commission as Exhibit 2.8 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2005 and incorporated herein by reference).

4.7		—	Tenth Supplemental Indenture related to the 8.49% Senior Notes due 2037, dated as of May 9, 2007, among the Registrant, as Issuer, The Bank of New York and The Bank of New York (Luxembourg) S.A. (previously filed with the Securities and Exchange Commission as Exhibit 2.9 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2006 and incorporated herein by reference).

4.8		—	Eleventh Supplemental Indenture relating to the 8.49% Senior Exchange Notes due 2037, dated as of August 24, 2007, among the Registrant, as Issuer, The Bank of New York and The Bank of New York (Luxembourg) S.A. (previously filed with the Securities and Exchange Commission as Exhibit 4.12 to the Registrant's Registration Statement on Form F-4 (File number 333-144460), as amended, and incorporated herein by reference).

Exhibit Number			Description
4.9		—	Fourteenth Supplemental Indenture relating to the 6.625% Senior Notes due 2040, dated as of November 30, 2009, among the Registrant, as Issuer, The Bank of New York Mellon and The Bank of New York (Luxembourg) S.A. (previously filed with the Securities and Exchange Commission as Exhibit 4.15 to the Registrant's Registration Statement on Form F-4 (File number 333-164595), as amended, and incorporated herein by reference).

4.10		—	Fifteenth Supplemental Indenture relating to the 6.625% Senior Exchange Notes due 2040, dated as of March 22, 2010, among the Registrant, as Issuer, The Bank of New York Mellon and The Bank of New York (Luxembourg) S.A. (previously filed with the Securities and Exchange Commission as Exhibit 2.15 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2009 and incorporated herein by reference).

4.11		—	Sixteenth Supplemental Indenture relating to the 7.25% Peso Denominated Senior Notes due 2043, dated as of May 14, 2013, among the Registrant, as Issuer, The Bank of New York Mellon, as Trustee, Registrar, Paying Agent and Transfer Agent, the Bank of New York Mellon, London Branch, as London Paying Agent and the Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent (previously filed with the Securities and Exchange Commission as Exhibit 4.1 to the Registrant's Form 6-K filed on May 14, 2013 and incorporated herein by reference).

4.12		—	Seventeenth Supplemental Indenture relating to the 5.000% Senior Notes due 2045, dated as of May 13, 2014, among the Registrant, as Issuer, The Bank of New York Mellon, as Trustee, Registrar, Paying Agent and Transfer Agent and the Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent (previously filed with the Securities and Exchange Commission as Exhibit 4.1 to the Registrant's Form 6-K filed on May 13, 2014 and incorporated herein by reference).

4.13		—	Eighteenth Supplemental Indenture relating to the 4.625% Senior Notes due 2026, dated as of November 24, 2015, among the Registrant, as Issuer, The Bank of New York Mellon, as Trustee, Registrar, Paying Agent and Transfer Agent and the Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent (previously filed with the Securities and Exchange Commission as Exhibit 4.1 to the Registrant's Form 6-K filed on November 24, 2015 and incorporated herein by reference).

4.14		—	Nineteenth Supplemental Indenture relating to the 6.125% Senior Notes due 2046, dated as of November 24, 2015 among the Registrant, as Issuer, The Bank of New York Mellon, as Trustee, Registrar, Paying Agent and Transfer Agent and the Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent (previously filed with the Securities and Exchange Commission as Exhibit 4.2 to the Registrant's Form 6-K filed on November 24, 2015 and incorporated herein by reference).

4.15	*	—	Form of Senior Debt Securities.

5.1		—	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

5.2		—	Opinion of Mijares, Angoitia, Cortés y Fuentes, S.C.

23.1		—	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included as part of its opinion filed as Exhibit 5.1).

23.2		—	Consent of Mijares, Angoitia, Cortés y Fuentes, S.C. (included as part of its opinion filed as Exhibit 5.2).

23.3		—	Consent of PricewaterhouseCoopers, S.C.

Exhibit Number		Description

23.4	—	Consent of KPMG Cárdenas Dosal, S.C.

24.1	—	Powers of attorney (included on the signature pages to this registration statement).

25.1	—	Statement of Eligibility of The Bank of New York Mellon, as Trustee on Form T-1 with respect to the Indenture dated August 8, 2000.

*
To be filed, if necessary, by amendment or as an exhibit to a report on Form 6-K and incorporated by reference herein.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico on May 9, 2019.

GRUPO TELEVISA, S.A.B.
By:	/s/ Carlos Ferreiro Rivas
	Name:	Carlos Ferreiro Rivas
	Title:	Corporate Vice President of Finance
By:	/s/ Jorge Agustín Lutteroth Echegoyen
	Name:	Jorge Agustín Lutteroth Echegoyen
	Title:	Vice President—Corporate Controller

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carlos Ferreiro Rivas and Jorge Agustín Lutteroth Echegoyen, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form F-3, and any and all additional registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form F-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Emilio Fernando Azcárraga Jean Emilio Fernando Azcárraga Jean	Director, Executive Chairman of the Board	May 9, 2019
/s/ Alfonso de Angoitia Noriega Alfonso de Angoitia Noriega	Director, Co-Chief Executive Officer (Principal Executive Officer)	May 9, 2019
/s/ Alberto Bailléres González Alberto Bailléres González	Director	May 9, 2019
José Antonio Chedraui Eguía	Director	May 9, 2019

Signature	Title	Date

/s/ Francisco José Chevez Robelo Francisco José Chevez Robelo	Director	May 9, 2019
/s/ Jon Feltheimer Jon Feltheimer	Director	May 9, 2019
/s/ Guillermo Garcia Naranjo Álvarez Guillermo Garcia Naranjo Álvarez	Director	May 9, 2019
/s/ José Luis Fernández Fernández José Luis Fernández Fernández	Director	May 9, 2019
/s/ Salvi Rafael Folch Viadero Salvi Rafael Folch Viadero	Director	May 9, 2019
/s/ Michael Thomas Fries Michael Thomas Fries	Director	May 9, 2019
/s/ Marcos Eduardo Galperin Marcos Eduardo Galperin	Director	May 9, 2019
/s/ Bernardo Gómez Martínez Bernardo Gómez Martínez	Director, Co-Chief Executive Officer (Principal Executive Officer)	May 9, 2019
/s/ Carlos Hank González Carlos Hank González	Director	May 9, 2019
/s/ Roberto Hernández Ramírez Roberto Hernández Ramírez	Director	May 9, 2019
/s/ Enrique Krauze Kleinbort Enrique Krauze Kleinbort	Director	May 9, 2019
/s/ Lorenzo Alejandro Mendoza Giménez Lorenzo Alejandro Mendoza Giménez	Director	May 9, 2019

Signature	Title	Date

/s/ Fernando Senderos Mestre Fernando Senderos Mestre	Director	May 9, 2019
/s/ Enrique Francisco José Senior Hernández Enrique Francisco José Senior Hernández	Director	May 9, 2019
/s/ Eduardo Tricio Haro Eduardo Tricio Haro	Director	May 9, 2019
/s/ David M. Zaslav David M. Zaslav	Director	May 9, 2019
/s/ Carlos Ferreiro Rivas Carlos Ferreiro Rivas	Corporate Vice President of Finance (Principal Financial Officer)	May 9, 2019
/s/ Jorge Agustín Lutteroth Echegoyen Jorge Agustín Lutteroth Echegoyen	Corporate Controller (Principal Accounting Officer)	May 9, 2019

SIGNATURE OF AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of Grupo Televisa, S.A.B., has signed this Registration Statement on Form F-3 in the City of Newark, State of Delaware on May 9, 2019.

Signature	Title

/s/ DONALD J. PUGLISI Donald J. Puglisi	Authorized Representative in the United States